Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775)684-5708

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
“Ross Miller”	20090911652-95
Ross Miller	Filing Date and Time 12/22/2009 6:33 AM
Secretary of State State of Nevada	Entity Number E0678482009-7

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

1.	Name of

Corporation :                                           Golden Fork Corporation

2.	Registered

Agent for services Of Process: (check None only one box)

X Commercial Registered Agent:

(name and address below)

Business Filings Incorporated  Office or Position with Entity

(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address                                                                           City                      NEVADA                      Zip Code

Mailing Address (if different from street address)               City                      NEVADA                 Zip Code

3. Authorized Stock: (number of corporation is authorized to issue)

number of shares with par value: 75,000,000

par value per share $ 0.00001

number of shares without par value

4.	Names and Addresses of the Board of Directors/Trustees: 1. Alida Heyer

8 Hermitage Way, Meadowridge, Constantia, 7806 Western Cape South Africa 7806

(each Director/ Trustee must be a natural person At least 18 years of age;

Attaché additional page if more than two directors/trustees)

5.    Purpose: (optional; See instructions) The purpose of the corporation shall be: To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

6.	Name, Address and Signature of Incorporator

The Nevada Company                           “Mark Williams”, AVP

 Name                                                       Incorporator signature

(attach additional page if                             8040 Excelsior Drive, Ste 200 Madison  WI     53717

more than one incorporator)                            Address                      City    State  Zip code

7.	Certificate of Acceptance of Appointment of Registered Agent:

Mark Williams, AVP Business Filings Incorporated

Registered Agent:  Authorized Signature of Registered Agent on Behalf of Registered Agent Entity

Date: December 22, 2009

Nevada Secretary of State NRS 78 Articles

Revised 4-10-09